SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 9, 2011
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000
Minneapolis, MN		55402

(Address of Principal Executive Offices)		(Zip Code)
(612) 435-9400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 9, 2011, SPS Commerce, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BVCF IV, L.P. (“BVCF”) and Stifel, Nicolaus & Company, Incorporated acting severally on behalf of itself and the underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which BVCF agreed to sell, and the Underwriters agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, 1,204,327 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price to the public of $16.50 per Share. The Company expects the Offering to close on or about June 14, 2011, subject to the satisfaction of customary closing conditions. The Company will not receive any proceeds from the Offering. The Underwriting Agreement provides that the Company and BVCF will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     The Shares are being offered and sold pursuant to a prospectus supplement dated June 9, 2011 and an accompanying base prospectus dated June 7, 2011, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-174026) that was declared effective by the Securities and Exchange Commission on June 7, 2011.
     The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement, dated as of June 9, 2011, by and between SPS Commerce, Inc., BVCF, IV, L.P. and Stifel, Nicolaus & Company, Incorporated acting severally on behalf of itself and the underwriters named in Schedule I thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.
Date: June 9, 2011	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement, dated as of June 9, 2011, by and between SPS Commerce, Inc., BVCF, IV, L.P. and Stifel, Nicolaus & Company, Incorporated acting severally on behalf of itself and the underwriters named in Schedule I thereto.